UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 10, 2009, CenterPoint Energy, Inc. (the “Company”) amended the CenterPoint Energy, Inc. Short Term Incentive Plan (the “Plan”) to comply with an Internal Revenue Service ruling related to Section 162(m) of the Internal Revenue Code.
     The amendment provides that, for all awards granted after 2009, a “retirement eligible” participant in the Plan (age 55 or greater with five years of service) who retires during the year will receive a payment of the award under the Plan, if any, with respect to that year based on (a) the Compensation Committee’s determination of actual achievement of the performance goals with respect to the participant’s award and (b) the participant’s eligible compensation earned during such year prior to his retirement date. To receive this payment, the participant must have been employed by the Company at least 90 calendar days during such year prior to his retirement.
     Prior to this amendment, a retirement eligible participant would have received an award under the Plan at the target level for the participant at the time of retirement based on eligible compensation earned during such year prior to retirement, regardless of the actual achievement of the performance goals for that year.
     The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Second Amendment to CenterPoint Energy, Inc. Short Term Incentive Plan, as amended and restated effective January 1, 2003.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: December 16, 2009	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

10.1	Second Amendment to CenterPoint Energy, Inc. Short Term Incentive Plan, as amended and restated effective January 1, 2003